    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                         SERVICEWARE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           Delaware                                                    25-1647861
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          333 Allegheny Avenue
                              Oakmont, PA                                                      15139
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                    (ZIP CODE)
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                     Amended and Restated Stock Option Plan
                           2000 Stock Incentive Plan
                            (FULL TITLE OF THE PLANS)

                                  Mark Tapling
                      President and Chief Executive Officer
                              333 Allegheny Avenue
                                Oakmont, PA 15139
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (412) 826-1158
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE
========================================== ================= ===================== ================== ===================
                                                                                   PROPOSED MAXIMUM
                TITLE OF                                                               AGGREGATE
               SECURITIES                       AMOUNT         PROPOSED MAXIMUM        OFFERING           AMOUNT OF
                  TO BE                         TO BE         OFFERING PRICE PER         PRICE           REGISTRATION
               REGISTERED                   REGISTERED(1)           SHARE                                    FEE
------------------------------------------ ----------------- --------------------- ------------------ -------------------
AMENDED AND RESTATED STOCK OPTION PLAN     2,071,827 shares       $2.40(2)          $4,972,385(2)          $3,283
COMMON STOCK, PAR VALUE $.01 PER SHARE

2000 STOCK INCENTIVE PLAN COMMON STOCK,      374,300 shares       $6.92(3)          $2,590,156(3)
PAR VALUE $.01 PER SHARE                   1,625,700 shares       $3.00(4)          $4,877,100(4)

========================================== ================= ===================== ================== ===================
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(1)  This Registration Statement shall also cover any additional shares of
     Common Stock which are offered or issued under any of the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The calculation is based upon the weighted average per share exercise price of outstanding options under the Amended and Restated
     Stock Option Plan.

(3) Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The calculation is based upon the weighted average per share exercise price of outstanding options under the 2000 Stock Incentive Plan.

(4) Calculated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The calculation with respect to ungranted awards under the 2000 Stock Incentive Plan is based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on November 20, 2000 on the Nasdaq National Market which date is within 5 business days prior to the date of filing of this Registration
     Statement.



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by ServiceWare Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. The Company's prospectus covering the offer and sale of shares of the Company's Common Stock, par value $.01 per share (the"Common Stock"), filed with the Commission on August 28, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 10, 2000, including any amendment or report filed for the purpose of updating such description.

         3. The Company's Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Amended and Restated Stock Option Plan or the 2000 Stock Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Third Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of the Company's Bylaws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was (or to the extent permitted under Delaware law, has agreed to be) a director, officer, employee or agent of the Company, or is or was serving (or, to the extent permitted under Delaware law, has agreed to serve) at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


 EXHIBIT NO.                        DESCRIPTION
---------------    ------------------------------------------------------------
     4.1           Form of Certificate of Incorporation, as amended,
                   (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1,
                   File No. 333-33818 (the "Form S-1")).

     4.2 Form of Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

     4.4 Registrant's 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 of the Form S-1).

     4.5 Registrant's Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.7 of the Form S-1).

     5.1           Opinion of Morgan, Lewis & Bockius LLP.

     23.1          Consent of Morgan, Lewis & Bockius LLP
                   (included in Exhibit 5.1).

     23.2          Consent of Ernst & Young LLP.

     24.1 Power of attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      * * *


         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakmont, Commonwealth of Pennsylvania, on November 22, 2000.

                                               SERVICEWARE TECHNOLOGIES, INC.


                                               By:    /s/ MARK TAPLING
                                                  ---------------------------
                                                        Mark Tapling
                                                        President and Chief
                                                        Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of ServiceWare Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Mark Tapling and Mark Finkel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

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
          Signature                               Capacity                               Date
          ---------                               --------                               ----
/s/ MARK TAPLING                      President, Principal Executive Officer        November 22, 2000
---------------------------           and Director
Mark Tapling

/s/ MARK FINKEL                       Chief Financial Officer, Principal            November 22, 2000
---------------------------           Financial and Accounting Officer
Mark Finkel

 /s/ RAJIV ENAND                      Director                                      November 22, 2000
---------------------------
Rajiv Enand

/S/ SUSANNE HARRISON                  Director                                      November 22, 2000
---------------------------
Susanne Harrison

/s/ BRUCE MOLLOY                      Director                                      November 22, 2000
---------------------------
Bruce Molloy

/s/ TIMOTHY WALLACE                   Director                                      November 22, 2000
---------------------------
Timothy Wallace
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


                                  EXHIBIT INDEX

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
                                                                                   SEQUENTIAL PAGE
 EXHIBIT NO.                                DESCRIPTION                                NUMBER
---------------      ------------------------------------------------------        ---------------
     5.1             Opinion of Morgan, Lewis & Bockius LLP.

     23.1            Consent of Morgan, Lewis & Bockius LLP
                     (included in Exhibit 5.1).

     23.2            Consent of Ernst & Young LLP.

     24.1 Power of attorney (included on signature page of this registration statement).
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